EXHIBIT 4.56

                                    SCHEDULE
                    (for differences between Exhibit 4.53 and
            substantially identical documents not filed as exhibits)


                    Information on 10 substantially identical
            Percentage Lease Subordination and Attornment Agreements
        dated September 8, 2000 with First Union National Bank as Lender


                                    Date of
                                 Corresponding
                                 Percentage
Location of Hotel                    Lease                  Lessee                                 Lessor
-----------------                  --------                 ------                                 ------

Atlanta/Cumberland, Georgia         10/1/99       Apple Suites Management, Inc.               Apple Suites SPE I, Inc.
Ridgeland, Mississippi             12/21/99       Apple Suites Management, Inc.               Apple Suites SPE I, Inc.
Baltimore, Maryland                11/24/99       Apple Suites Management, Inc.               Apple Suites SPE II, Inc.
Atlanta/Norcross, Georgia          11/24/99       Apple Suites Management, Inc.               Apple Suites SPE II, Inc.
Detroit, Michigan                  11/24/99       Apple Suites Management, Inc.               Apple Suites SPE II, Inc.
Richmond, Virginia                  9/1/99        Apple Suites Management, Inc.               Apple Suites SPE II, Inc.
Clearwater, Florida                11/24/99       Apple Suites Management, Inc.               Apple Suites SPE II, Inc.
Irving, Texas                       9/20/99       Apple Suites Services Limited Partnership   Apple Suites REIT Limited Partnership
Plano, Texas                        9/20/99       Apple Suites Services Limited Partnership   Apple Suites REIT Limited Partnership
Addison, Texas                      9/20/99       Apple Suites Services Limited Partnership   Apple Suites REIT Limited Partnership